SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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                                Rule 14a-6(e)(2))
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                         Cyber Merchants Exchange, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER
                              THAN THE REGISTRANT)

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         Re:      Annual Shareholders Meeting of Dec. 10, 2004 Postponed

Dear Shareholders,

         This letter serves as notice that our Annual Shareholders Meeting, originally scheduled for December 10, 2004, has been postponed to a later date.

         The Company has entered into a Securities Purchase Agreement with Keating Reverse Merger Fund, LLC providing for the investment by Keating of $425,000 and the reorganization of the Company.

         An amended proxy statement has been filed with the Securities and Exchange Commission ("SEC") on November 19, 2004 and is pending approval of the SEC. Once the SEC has approved the proxy statement, the Company will establish a new record date, mailing date and annual shareholder meeting date. You will receive a copy of the new proxy statement which will fully describe the reorganization. The reorganization requires shareholder approval.

     You should read the proxy statement when it becomes available because it will contain important information about the reorganization. You will also be able to obtain the proxy statement and other documents that are filed with the Securities and Exchange Commission for free on the SEC's web site at www.sec.gov. Stockholders may also obtain copies of the proxy statement and other documents that are filed with the SEC for free from the Company when the documents become available.


                                   Sincerely,


                                   /s/ Luz Jimenez
                                   -----------------------
                                   Luz Jimenez
                                   Corporate Secretary